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                                                                    EXHIBIT 10.3

                              METRIS COMPANIES INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose of Plan. This plan shall be known as the "Metris Companies Inc. Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Metris Companies Inc., a Delaware corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors and by providing an additional means for such directors to identify with the interests of the Company's shareholders.

     2. Administration.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"). All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board of Directors under this Plan may be exercised by any person or committee duly authorized by the Board of Directors except that the Board of Directors shall approve and authorize each grant, award or other similar acquisition from the Company pursuant to or in connection with the Plan.

     (b) The Board of Directors shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock (as hereinafter defined) covered by each option, (ii) to determine the directors to whom and the time or times at which such options shall be granted and the number of shares to be subject to each, (iii) to determine the terms of exercise of each option, (iv) to amend or modify the terms of any option with the consent of the optionee, (v) to amend or interpret the Plan, (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, (vii) to determine the terms and provisions of each option agreement under the Plan (which agreements need not be identical), and (viii) to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors also shall have such additional authority and powers as set forth in Section 17 hereof, including the authority to amend and terminate the Plan. The Board of Directors' determinations on the foregoing matters shall be final and conclusive.

     3. Participation in the Plan. Each director of the Company shall be eligible to participate in the Plan unless such director is an officer or employee of the Company, any subsidiary of the Company, or any entity that owns at least 20% of the outstanding common stock of the Company. A director who has been granted an option under this Plan may be granted additional options under the Plan.

     4. Stock Subject to the Plan. Subject to the provisions of Section 14 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock") or treasury shares of Common Stock. Subject to the adjustment as provided in Section 14 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 250,000 shares. If an option under the Plan expires, or for any reason is terminated and unexercised with respect to any shares, such shares shall be available for options thereafter granted during the term of the Plan.

     5. Nonqualified Stock Options. All options granted under the Plan shall be nonqualified stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     6. Terms and Conditions of Options. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of the Plan.

     7. Term of Options. Each option and all rights and obligations thereunder shall expire on the date determined by the Board of Directors as specified in the option agreement. The Board of Directors shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of options granted under the Plan may not extend more than fifteen (15) years from the date of granting of such option.

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     8. Exercise of Options

     (a) The Board of Directors shall have full and complete authority to determine whether an option will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Board of Directors may determine and specify in the option agreement.

     (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company by delivery of (A) cash (including check, bank draft or money order), (B) shares of Common Stock already owned by the optionee having a fair market value as of the date of exercise equal to the full exercise price of the shares to be acquired, (C) written authorization for the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares having a fair market value as of the date of exercise equal to the aggregate exercise price of the options exercised, (D) any combination of the foregoing methods of payment, or (E) such other form of consideration as the Board of Directors may deem acceptable. For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 11 as of the date of exercise.

     9. Effect of Termination of Directorship or Death or Disability.

     (a) In the event that an optionee shall cease to be a director of the Company for any reason other than such person's gross and willful misconduct or such person's death or disability, (as may be determined in the sole discretion of the Board of Directors) such optionee shall have the right to exercise the option at any time within seven months after such termination of directorship to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee shall cease to be a director of the Company by reason of the optionee's gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct and the optionee shall have no further rights thereunder.

     (c) If the optionee shall die while serving as a director of the Company or within seven months after termination of his or her directorship for any reason other than the optionee's gross and willful misconduct or the optionee shall become disabled (as may be determined in the sole discretion of the Board of Directors) while serving as a director of the Company and such optionee shall not have fully exercised the option, such option may be exercised at any time within 12 months after the date of such death or the onset of such disability by the optionee or the optionee's legal representative, in the case of disability, or by the personal representative(s), administrator(s), or heir(s) of the optionee, in the case of death, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death, disability, or termination of directorship, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

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     10. Option Exercise Price. The option price for all Options granted under the Plan shall be determined by the Board of Directors but shall not be less than 100% of the fair market value per share of Common Stock as of the date of grant of such option.

     11. Fair Market Value of Common Stock. For purposes of this Plan, the fair market value of the Common Stock as of a given date shall be the closing price of the Common Stock as reported on the Nasdaq National Market on the trading date immediately preceding such date. If the Common Stock is not publicly traded on such date, the Board of Directors shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

     12. Transfer Restrictions. No option granted under the Plan or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except that options shall be transferable by the optionee: (a) by will or by the laws of descent and distribution as provided in Section 9(c) hereof; (b) to any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the optionee, including adoptive relationships ("immediate family members"); (c) to charitable organizations; or (d) to trusts for the benefit of immediate family members of the optionee or charitable organizations. Except as provided in Section 9 hereof with respect to disability of the optionee, and except for options that have been transferred in accordance with the provisions of this
Section 12, during the lifetime of the optionee an option granted under this Plan shall be exercisable only by the optionee.

     13. Limitation of Rights

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     (b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued

     14. Adjustments to Common Stock. If there shall be any change in Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the corporate structure, appropriate adjustments to the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

     15. Effective Date of the Plan. The Plan shall take effect immediately upon its approval by the affirmative vote of the majority of the directors of the Company at a duly held meeting of the Board of Directors.

     16. Time for Granting Options. Unless the Plan shall have been terminated as provided in Section 17 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 15 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

     17. Amendment of the Plan. The Board of Directors may amend the Plan in any respect whatsoever; provided however, that the Board of Directors shall not amend the Plan in a manner that adversely affects any rights of any holder of any option heretofore granted under the Plan without the consent of the holder of the option. Notwithstanding the foregoing, only the Board of Directors has the authority to amend the Plan to increase the number of shares subject thereto or to terminate the Plan.

     18. Governing Law. The place of administration of the Plan and the Agreements issued thereunder shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuances of Shares. Otherwise, this Plan and the Agreements issued thereunder shall be construed and administered in accordance with the laws of the State of Minnesota without giving effect to principles relating to conflict of laws.

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